Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-123426, 333-76026, 333-33363, 33-62538, and 33-9206) pertaining to the Aaron Rents, Inc. Employees Retirement Plan and Trust of Aaron’s, Inc. of our report dated June 25, 2009, with respect to the financial statements and schedules of the Aaron Rents, Inc. Employees Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 25, 2009

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